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                                                                  EXHIBIT 23.3

                       Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Performance Incentive Plan and Non-Employee-Director Stock Option Plan of our report dated April 18, 1997 with respect to the audited combined financial statements of Educational Management, Inc. and Wikert and Rhude, general partnership, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and our reports dated May 16, 1997 with respect to the balance sheet of Nebraska College of Business (a division of Nebraska Acquisition Corp., a wholly-owned subsidiary of Educational Medical, Inc.) as of March 31, 1997 and the balance sheet of Lincoln School of Commerce (a division of Nebraska Acquisition Corp., a wholly-owned subsidiary of Educational Medical, Inc.) as of March 31, 1997 included in Educational Medical, Inc.'s Annual Report on Form 10-K for Educational Medical, Inc. for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Winther, Stave & Co., LLP

Spencer, Iowa
August 1, 1997